Exhibit 10.1


PNCBANK


February 26, 2001

Joseph Sanpietro, President
Medi-Hut Co., Inc.
1935 Swarthmore Avenue
Lakewood, NJ 08701

Re:      $750,000.00 Committed Line of Credit

Dear Mr.  Sanpietro:

     We are pleased to inform you that PNC Bank, National Association (the "Bank"), has approved your request for a committed line of credit (the "Loan") to Medi-Hut Co., inc. (the "Borrower"). We look forward to this opportunity to help you meet the financing needs of your business. All the details regarding your Loan are outlined in the following sections of this letter. If these terms are satisfactory, please follow the instructions for proceeding with your Loan provided at the end of this letter.

1. Facility and Use of Proceeds. This is a committed revolving line of credit under which the Borrower may request and the bank, subject to the terms and conditions of this letter, will (i) make advances to the Borrower; (ii) issue commercial letters of credit (the "Letters of Credit"); and (iii) accept and discount drafts drawn by the Borrower on the Bank (each, a "Bankers' Acceptance"); from time to until the Expiration Date, in the aggregate amount at any time outstanding not to exceed $750,000 (the "Line of Credit"). The "Expiration Date" means January 31, 2002, or such later date as may be designated by the Bank by written notice to the Borrower.

      (a) Issuance and Expiry of Letters of Credit. The Letters of Credit shall be governed by one or more reimbursement agreements executed by the Borrower (each, a "Reimbursement Agreement"). Each request for the issuance of a Letter of Credit must be accompanied by the Borrower's execution of an application the Bank's standard forms, together with all supporting documentation. Each Letter of Credit will be issued in the Bank's sole discretion and in a form acceptable to the Bank. The availability of advances, Letters of Credit and Banker's Acceptances under the Line of Credit shall be reduced by the face amount of each Letter of Credit issued and outstanding (whether or not drawn). Unless approved by the Bank, no Letter of Credit shall have an expiry date beyond the earlier of; (i) one year after the date of its issuance; or (ii) 180 days after the Expiration Date. This letter is not a pre-advice for the issuance of a letter of credit and is not irrevocable.



                                  -1-           Form 7A-Multistate Rev.3/99

      (b)      Banker's Acceptances.

            (i) Each request for a Banker's Acceptance must be accompanied by a certificate signed by the Borrower in form and substance satisfactory to the Bank. The availability of advances, Letters of Credit and Bankers' Acceptances under the Line of Credit shall be reduced by the face amount of each Bankers' Acceptance issued and outstanding (whether or not honored). Unless approved by the Bank, each Banker's Acceptance shall have a maturity date of not more than ninety (90) days from the date of its creation and, in no event, beyond the Expiration Date.

            (ii) The Bank shall discount each Bankers' Acceptance by deducting from the face amount of the draft; (a) a discount determined by applying the Bank's Discount Rate, (as hereinafter defined) to such face amount for the period from acceptance to maturity; and (b) an acceptance commission equal to 200 basis points (2.00%) of the face amount of such draft for the period from acceptance to maturity; both calculated on the basis of a year of three hundred sixty (360) days and shall make the net amount available to the Borrower by crediting the Borrower's demand deposit account with the Bank. The Borrower agrees to immediately repay the face amount of the Bankers' Acceptance when it is honored by the Bank. "Discount Rate" means the Bank's prevailing discount rate for bankers' acceptances having face amounts and maturities comparable to those of the draft to be discounted, as determined by the Bank on the date of discount.

            (iii) Neither the bank nor any of its directors, officers, or employees shall be liable for any action taken or omitted under or in connection with any Bankers' Acceptance, any draft to which a Bankers' Acceptance related or any document(s) relating or pertaining to a Bankers' Acceptance. The Bank shall be entitled to act (and shall be fully protected against any claim of loss by the Borrower occasioned by the lack, or claimed lack, of authenticity or authority of the issuance of any draft or signature thereon, in acting) upon any oral or written communication of instrument reasonably believed by the Bank to be genuine and correct and to have been made by a proper person

            (iv) The Borrower further agrees that, in the event that any Bankers' Acceptance shall not, in the reasonable opinion of the bank, meet all the requirements for "eligible" Bankers' Acceptances under Section 13 of the Federal Reserve Act (the "Act") or any change in the applicable law, the Borrower shall indemnify the Bank against any loss or expense incurred by the Bank, directly or indirectly, arising out of such ineligibility including, without limitation, any cost of maintaining reserves in the respect of such Bankers' Acceptance and any loss or expense resulting from the illiquidity of the market for ineligible





                                   -2-        Form 7A - Multistate Rev.3-99
bankers' acceptances. If the Bank sustains or incurs any such costs, expenses or losses, it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which good faith determination shall be conclusive absent manifest error) to be necessary to indemnify the Bank for such loss or expense. Such amount shall be due and payable by the Borrower to the Bank on demand.

      (c) Letter of Credit Fees. The Borrower agrees to pay to the Bank the following commissions, fees and expenses in connection with the Letters of Credit and Bankers' Acceptances:

            (i) If a Letter of Credit is a commercial or trade Letter of Credit, a commission of one-quarter percent (0.25%) of the face amount of such Letter of credit together with such customary fees thereof as shall be required by the Bank.

            (ii) All reasonable and customary charges which the Bank may assess in connection with, and any all expenses which the Bank may pay or incur in connection with, the issuance, extension, processing, amendment or payment of any Letter of Credit.

2. Note. The obligation of the Borrower to repay advances under the Line of Credit shall be evidenced by a promissory note (the "Note") in form and content satisfactory to the Bank.

        This letter (the "Letter Agreement"), the Note and the other loan documents delivered pursuant hereto will constitute the "Loan Documents." Capitalized terms not defined herein shall have the meaning ascribed to them in the Loan Documents.

3. Interest Rate. Interest on the unpaid balance of the Line of Credit advances will be charged at the rates, and is payable on the dates and times, set forth in the note evidencing the Loan.

4. Repayment. Subject to the terms and conditions of this Letter agreement the Borrower may borrow, repay and reborrow under the Line of Credit until the Expiration Date, on which date the outstanding principal balance and any accrued but unpaid interest shall be due and payable. Interest will be due and payable on a monthly basis, and will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

5. Security. The Borrower must cause or has previously caused the following to be executed and delivered to the Bank in form and content satisfactory to the Bank as security for the Loan;

      (a) a security agreement granting the Bank a first priority perfected lien on the Borrower's existing and future personal property, including but not limited to accounts, inventory, equipment, general intangibles, chattel paper, documents and instruments.

                                    -3-      Form 7-A - Multistate Rev.3/99

      (b) There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower or its officers, directors or shareholders for any such action, suit, proceedings or investigation.

      (c) The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon the Borrower or its property, including unemployment, social security and similar taxes and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

      (d) The Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as not pr proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing.

      (e) The Borrower has full power and authority to enter into the transactions provided for in this Letter Agreement and has been duly authorized to do so by all necessary and appropriate actions and when executed and delivered by the borrower, this Letter Agreement and the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

      (f) There does not exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its organizational documents, (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party or by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon the Borrower by any law or by any governmental authority, court or agency.

      (g) The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower, or the ability of the Borrower to duly and punctually pay or perform its obligations hereunder and under the other Loan Documents.

8. Fees. On the date of the Note, the Borrower shall pay to the Bank a fee of $1,000.00.




                                      -5-        Form 7A- Multistate Rev.3/99

9. Expenses. The Borrower will reimburse the Bank for the Bank's out-of-pocket expenses incurred or to be incurred in conducting UCC, title and other public record searches, and in filing and recording documents in the public records to perfect the Bank's liens and security interests. The Borrower shall also reimburse the Bank for the Bank's expenses (including the reasonable fees and expenses of the Bank's outside and in-house counsel) in documenting and closing this transaction, in connection with any amendments, modifications or renewals of the Loan, and in connection with the collection of all of the Borrow's obligations to the Bank, including but limited to enforcement actions relating to the Loan.

10. Depository. The Borrower will establish and maintain at the Bank the Borrower's primary depository accounts.

11. Additional Provisions. Before the first advance under the Loan, the Borrower shall execute and deliver to the Bank the Note and other required Loan Documents and such other instruments and documents as the Bank may reasonably request, such as certified resolutions, incumbency certificates or other evidence of authority. The Bank will not be obligated to make any advance under the line of Credit if any Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing.

      Prior to execution of the final Loan Documents, the Bank may terminate this Letter Agreement if a material adverse change occurs with respect to the Borrower, any guarantor, any collateral for the Loan or any other person or entity connected in any with the Loan, or if the Borrower fails to comply with any of the terms and conditions of this Letter Agreement, or if the Bank reasonably determines that any of the conditions cannot be met.

      This Letter Agreement is governed by the laws of New Jersey. No modification, amendment or waiver of any of the terms of this Letter Agreement, nor any consent to any departure by the Borrower therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. When accepted, this Letter Agreement and the other Loan Documents will constitute the entire agreement between the Bank and the borrower concerning the Loan, and shall replace all prior understandings, statements, negotiations and written materials relating to the Loan.

      THE BORROWER AND THE BANK IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

      If and when a loan closing occurs, this Letter Agreement (as the same may be amended from time to time) shall survive the closing and will serve as our loan agreement throughout the term of the Loan.

                                    -6-          Form 7A-Multistate Rev.3/99

      To accept these terms, please sign the enclosed copy of this Letter Agreement as set forth below and the Loan Documents and return them to the Bank within 15 days from the date of this Letter Agreement, or this Letter Agreement may be terminated at the Banks option without liability or further obligation of the Bank.

Thank you for giving PNC Bank this opportunity to work with your business. We look forward to other ways in which we may be of service to your business or to you personally.

Very truly yours,
PNC BANK, NATIONAL ASSOCIATION


       /S/ Raymond J. Eclehoff
By:_________________________________
      Raymond J.  Eclehoff
      Vice President




                                  ACCEPTANCE
                                 -----------

With the intent to be legally bound hereby, the above terms and conditions are hereby agreed to and accepted as of this 26 day of February, 2001.

                                    BORROWER:

                                    MEDI-HUT CO., INC.


                                         /s/ Joseph Sanpietro Pres
                                    By: ___________________________________
                                           Joseph Sanpietro, President
   (SEAL)


                                         /s/ Vincent Sanpietro Vice Pres
                                    By: ___________________________________
                                           Vincent Sanpietro, Vice President
   (SEAL)


                                    -7-         Form 7A - Multistate Rev.3/99

                               PROMISSORY NOTE


-------------------------------------------------------------------------------------------------
|Principal  | Loan Date  | Maturity   | Loan No.| Call | Collateral | Account| Officer| Initials|
------------ ------------ ------------ --------- ------ ------------ -------- -------- ----------
|$750,000.00| 02-26-2001 | 01-31-2002 |         |      |            |  24381 |        |         |
-------------------------------------------------------------------------------------------------
| References in the shaded area are for Lender's use only and do not limit the applicability of |
|                          This document to any particular loan or item.                        |
-------------------------------------------------------------------------------------------------


Borrower: Medi-Hut Co., INC          Lender: PNC Bank, National Association
          (tin:222408721)                    Two Tower Center Boulevard
          1935 Swarthmore Avenue             East Brunswick, NJ 06815
          Lakewood, NJ 08701
==============================================================================

Principal                   Initial              Date of
  Amount:  $750,000.00        Rate:  9.250%        Note:  February 26, 2001

PROMISE TO PAY, MEDI-HUT CO., INC. ("Borrower") promises to pay to PNC Bank, National Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand & 00/100 dollars ($750,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance. Borrower also promises to pay all applicable fees and expenses.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

     Borrower will pay regular monthly payments of accrued interest beginning March 28, 2001, and all subsequent Interest payments are due on the same day of each month after that. Borrower will pay this loan in one payment of all outstanding principal plus accrued interest on the Expiration Date, Borrower may borrower, repay and reborrow hereunder until the Expiration Date, subject to the terms and conditions of this note. The "expiration date" shall mean January, 31, 2002, or such later date as may be designated by written notice from Lender to Borrower. Borrower acknowledges and agrees that in no event will Lender be under any obligation to extend or renew the loan or this Note beyond the initial Expiration Date. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

The annual interest rate for this note is computed on a 385/380 basis; that is, by applying the ratio of the annual interest rate over a year of 350 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid Interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's prime rate (the "index"). The index is a rate per annum as publicly announced by Lender form time to time as its prime rate. The prime rate is not tied to any external rate or index and it does not necessarily reflect the lowest rate of interest actually charged by Lender to any particular class or category of customers. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understand that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 8.500% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.750% percentage points over the index, resulting in an initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT: Borrower may pay without penalty all or a portion of the amount owed earlier that it is due. Early payments will not , unless agreed to by lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE: It's payment is 15 days, or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment of $100.00 whichever is less. This late charge shall be paid to Lender by Borrower for the purpose of delaying the expense incident to the handling of the delinquent payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (B) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this note or any other agreement or loan borrower has with lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrowers ability to repay this note or perform Borrower's obligations under this Note or any of the related documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed or any part of borrower's property, borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by borrower or against borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of or levy on any of Borrower's accounts with Lender. (g) any guantor dies or any of the other events describe in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

LENDER RIGHT'S. Upon default, Lender may declare the entire unpaid principal balances on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also , if due, without notice, and then borrower will pay that amount. Upon default, including failure to pay upon final maturity, lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this not to 5.750 percentage points over the index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this note if borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services. If not prohibited by applicable law, borrower also will pay any court costs, in addition to all other sums provided by law. This note has been delivered to lender and accepted by lender in the State of New Jersey.
If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the courts of MIDDLESEX County, the State of New Jersey. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and constructed in accordance with the laws of the State of New Jersey.

RIGHT OF SETOFF.   Borrower grants to Lender a contractual security interest
in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT.    This Note evidences a revolving line of credit.  Advances
under this Note may be requested orally by Borrower or by an authorized person. Lender may, but need not require that all oral requests be confirmed in writing. All communications, instruction, or directions by telephone or otherwise to lender are to be directed to lender's office shown above. (Illegible) of credit until lender receives from borrower at lender's address shown above written notice of relocation of their authority: JOSEPH SANPIETRO PRESIDENT; and VINCENT SANPIETRO, VICE PRESIDENT. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of borrower's accounts with lender. The unpaid principal balance owed on this note or any time may be evidenced by endorsements on this note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor cease doing business or is insolvent; (c) any guantor seeks, , claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the moneys, securities or other property of the undersigned given to Lender by law, Lender shall have, with respect to the undersigned's obligations to Lender hereunder and to the extent permitted by law, a contractor possessory security interes in and right of setoff against, and the undersigned hereby assigns, conveys, delivers, pledges, and transfers to lender all of the undersigned's right, title and interest in and to, all deposits, moneys, securities and other property of the undersigned now or hereafter in the possession of, on deposit with, or in transit to, lender, whether held in a general or special account or deposit, whether or not held jointly with someone else, whether or not held jointly with someone else, or whether held for safekeeping or otherwise, excluding however, all IRA, Keogh and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the undersigned and without any prior action of any kind by Lender. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest is specifically waived or released by an instrument in writing executed by Lender.

YEAR 2000 COMPLIANCE. Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The year 2000 problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operation or prospects of borrower, or the ability of Borrower to duly and punctually pay or perform its obligations hereunder and under the related documents.

ADDITIONAL PROVISION. This Note is issued pursuant to letter Agreement date February 28, 2001, and the other documents referred to therein, the terms of which are incorporated herein by reference.

GENERAL PROVISIONS. Lender may delay or forge enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modifications is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

MEDI-HUT CO., INC


By: ____________________________
    Joseph Sanpietro, President